SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)

 COMMON STOCK-INSURANCE AUTO AUCTION
          GABELLI SECURITIES INC.
          	GABELLI ASSOCIATES LTD
                       5/25/05          128,177-           28.2500
          	GABELLI ASSOCIATES FUND II
                       5/25/05            5,000-           28.2500
            GABELLI ASSOCIATES FUND
                       5/25/05          117,254-           28.2500
	    MJG ASSOCIATES
		GABELLI PERFORMANCE PARTNERSHIP
                       5/25/05            5,000-           28.2500
          GAMCO INVESTORS, INC.
                       5/25/05          528,441-           28.2500
          GABELLI FUNDS, LLC.
               WOODLAND SMALL CAP VALUE FUND
                       5/25/05            5,120-           28.2500
               GABELLI DIVIDEND & INCOME TRUST
                       5/25/05           52,200-           28.2500
               GABELLI ABC FUND
                       5/25/05          140,000-           28.2500
               GLOBAL UTILITY INCOME TRUST
                       5/25/05            3,000-           28.2500

(1) THE TRANSACTIONS ON 5/25/05 WERE IN CONNECTION WITH THE ACQUISITION DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D.

(2) PRICE EXCLUDES COMMISSION.